Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Andersons, Inc. Retirement Savings Investment Plan of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of The Andersons, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP

Toledo, Ohio
May 20, 1998